UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 18, 2007 (June 15, 2007)
FIRST ACCEPTANCE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-6802	75-1328153

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3322 West End Ave, Suite 1000 Nashville, Tennessee		37203

(Address of Principal Executive Offices)		(Zip Code)
(615) 844-2800

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
     The information set forth in Item 2.03 is incorporated herein by reference.
Section 2 — Financial Information
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On June 15, 2007, First Acceptance Corporation (the “Company”) participated in a private placement of $40 million of initially fixed and then floating interest rate trust preferred securities (the “Trust Preferred Securities”) through a newly formed Delaware trust subsidiary, First Acceptance Statutory Trust I (the “Trust”). The Trust Preferred Securities were issued and sold in a private placement exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Act, and may not be reoffered or resold in the United States absent registration or another exemption from the registration requirements.
     The Trust Preferred Securities are redeemable at the Company’s option on any January 30, April 30, July 30 or October 30 on or after July 30, 2012. In addition, the Trust Preferred Securities require quarterly distributions by the Trust to the holder(s) of the Trust Preferred Securities at a fixed rate of 9.277% until July 30, 2012, after which time the rate will automatically convert to a floating rate equal to the three-month London Interbank Offered Rate (“LIBOR”) plus 3.75%, which rate thereafter will be reset quarterly until maturity. The Trust simultaneously issued $1,240,000 of the Trust’s common shares of beneficial interest to the Company.
     The Trust used the proceeds of the sale of the Trust Preferred Securities to purchase from the Company an aggregate principal amount of $41,240,000 of the Company’s initially fixed and then floating rate junior subordinated debentures (the “Debentures”). The Debentures were issued pursuant to an Indenture, dated June 15, 2007, between the Company and Wilmington Trust Company, as trustee (the “Indenture”). Like the Trust Preferred Securities, the Debentures bear interest at a fixed rate of 9.277% until July 30, 2012, after which date the rate will automatically convert to a floating rate equal to the three-month LIBOR plus 3.75%, which rate thereafter will be reset quarterly until maturity. The interest payments by the Company will be used to pay the quarterly distributions payable by the Trust to the holders of the Trust Preferred Securities. So long as no event of default, as described below, has occurred under the Debentures, the Company may, from time to time, defer interest payments on the Debentures (in which case the Trust will be entitled to defer distributions otherwise due on the Trust Preferred Securities) for up to twenty (20) consecutive quarters.
     The Trust Preferred Securities and the Debentures mature on July 30, 2037, but may be redeemed at the Company’s option at any time on any January 30, April 30, July 30 or October 30 on or after July 30, 2012, or at any time upon certain events, such as a change in the regulatory capital treatment of the Debentures, the Trust being deemed to be an investment company or the occurrence of certain adverse tax events.
     Upon the occurrence of a change in control of the Company (as defined in the Indenture) or an event of default, the Trust Preferred Securities and the Debentures may be declared immediately due and payable at the election of (a) the Debenture trustee, (b) the holders of 25% of the aggregate principal amount of outstanding Debentures, or (c) the holders of not less than a majority in liquidation amount of the Trust Preferred Securities then outstanding. An event of default generally means: (1) default in the payment of any interest when due that continues unremedied for a period of thirty (30) days, except in the case of an election by the Company to defer payments of interest for up to twenty (20) consecutive quarters (which does not constitute an event of default); (2) a default in the payment of the principal amount of the Debentures at maturity; (3) a default in the Company’s performance, or breach, of any covenant or warranty in the Indenture which is not cured within sixty (60) days; (4) the institution of any bankruptcy or similar proceedings by or against the Company; (5) the appointment of a receiver to it or substantially all of its property in any liquidation, insolvency or similar proceeding with respect to it or substantially all of its property; or (6) the liquidation or winding up of the Trust, other than as contemplated in the Indenture.
     In connection with the offering of the Trust Preferred Securities, the Company entered into a Guarantee Agreement, dated June 15, 2007, with Wilmington Trust Company, as guarantee trustee, (the “Guarantee Agreement”) for the purpose of guaranteeing the payment of distributions and payments on liquidation or redemption of the Trust Preferred Securities to the holders thereof. The Guarantee Agreement is an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all present and future senior indebtedness, as defined in the Indenture.
     The Company intends to use the net proceeds of the offering for general corporate purposes, including the increase of the statutory capital and surplus of its insurance company subsidiaries.
     The foregoing summary description is qualified in its entirety by reference to the full text of the Indenture, the Guarantee Agreement and the Amended and Restated Trust Agreement of the Trust filed as exhibits to this report.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

99.1	Press Release issued by First Acceptance Corporation on June 18, 2007.

99.2	Junior Subordinated Indenture, dated June 15, 2007, between First Acceptance Corporation and Wilmington Trust Company

99.3	Guarantee Agreement, dated June 15, 2007, between First Acceptance Corporation and Wilmington Trust Company

99.4	Amended and Restated Trust Agreement, dated June 15, 2007, among First Acceptance Corporation, Wilmington Trust Company and the Administrative Trustees Named Therein

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST ACCEPTANCE CORPORATION
/s/ Stephen J. Harrison
Stephen J. Harrison, President and
Chief Executive Officer

DATED: June 18, 2007

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EXHIBIT INDEX

Exhibit No.	Exhibit Name
99.1	Press Release issued by First Acceptance Corporation on June 18, 2007.

99.2	Junior Subordinated Indenture, dated June 15, 2007, between First Acceptance Corporation and Wilmington Trust Company

99.3	Guarantee Agreement, dated June 15, 2007, between First Acceptance Corporation and Wilmington Trust Company

99.4	Amended and Restated Trust Agreement, dated June 15, 2007, among First Acceptance Corporation, Wilmington Trust Company and the Administrative Trustees Named Therein

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